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                                                                    EXHIBIT 99.1

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C 1350, as adopted), Benjamin Hong, Chief Executive Officer of Nara Bancorp, Inc. (the "Company") hereby certifies that, to the best of their knowledge:

         1. The Company's Annual Report on Form 10-K for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 27th day of March, 2003.

                                                    /s/ Benjamin Hong

                                                    --------------------------
                                                    Chief Executive Officer